                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration of Silicon Valley Group, Inc. on Form S-8 of our report dated October 25, 1999 appearing in the Annual Report on Form 10-K of Silicon Valley Group, Inc. for the year ended September 30, 1999.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP
San Jose, California
June 14, 2000